UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 12, 2017

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03(a) Amendment to Bylaws.

On December 12, 2017, the IBM Board of Directors adopted amendments to IBM’s By-laws, effective December 12, 2017, to implement proxy access and make other updates and conforming revisions.

Article II, Section 11 has been added to the By-laws to permit a stockholder, or a group of no more than 20 stockholders, owning at least 3% of IBM’s outstanding common stock continuously for at least three years to nominate and include in IBM’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws.  Additionally, in connection with the adoption of proxy access, the By-laws were amended to make conforming changes and clarifications, including to the items of business at meetings of stockholders.  Finally, conforming modifications to the By-laws were made to reflect the 2014 addition of the Presiding Director role in the Board structure, previously adopted in IBM’s Corporate Governance Guidelines.

The foregoing description of the amendments to the By-laws is qualified in its entirety by the text of the By-laws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed as part of this report:

Exhibit No.	Description of Exhibit
3.2	The By-laws of IBM, as amended through December 12, 2017

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 15, 2017

	By:	/s/ Christina M. Montgomery
Christina M. Montgomery
Vice President, Assistant General Counsel and Secretary